UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
                                             March 28, 2007
Date of Report (Date of earliest event reported)
ValueVision Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-20243	41-1673770

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road
Eden Prairie, Minnesota		55344-3433

(Address of Principal Executive Offices)		(Zip Code)

Telephone Number: (952) 943-6000

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Item 2.01 of this Current Report on Form 8-K is also responsive to this Item 1.01 and is hereby incorporated in this Item 1.01 by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On March 28, 2007, ValueVision Media, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement among Polo Ralph Lauren Corporation (“Polo Ralph Lauren”), Ralph Lauren Media, LLC (“Polo.com”), NBC-Lauren Media Holding, Inc. (“NBC-LMH”), NBC Universal, Inc. (“NBCU”), CNBC.COM LLC, and the Company (the “Purchase Agreement”), and, pursuant to the terms of the Purchase Agreement, the Company sold the Company’s 12.5% membership interest in Polo.com to Polo Ralph Lauren for an aggregate purchase price of $43,750,000. NBC-LMH concurrently sold its entire 37.5% membership interest in Polo.com to Polo Ralph Lauren. Polo.com was a joint venture formed in 2000 for the purpose of bringing the Ralph Lauren American lifestyle experience to consumers via multiple media platforms, including Internet, broadcast, cable and print. Each of the Company, NBC-LMH and Polo Ralph Lauren made customary representations and warranties in connection with the Purchase Agreement. Additionally, the Company agreed that it would not solicit or hire specified persons currently employed by Polo.com or Polo Ralph Lauren during the one-year period following execution of the Purchase Agreement. The full text of the Purchase Agreement is attached as Exhibit 2 to this Current Report on Form 8-K.
     Prior to the execution of the Purchase Agreement, a subsidiary of the Company and Polo.com also entered into an amendment to the existing Agreement for Services between them. A wholly-owned subsidiary of the Company, VVI Fulfillment Center, Inc. (“VVIFC”), and Polo.com are parties to the Agreement for Services, dated May 18, 2004 (as amended) (the “Agreement for Services”), under which VVIFC provides Polo.com with fulfillment and certain customer support services. Through an amendment signed October 28, 2006 and a subsequent rider thereto signed March 28, 2006, Polo.com and VVIFC agreed to certain changes to the Agreement for Services, including VVIFC’s agreement to extend the term of the Agreement for Services to provide certain fulfillment and customer support services through August 2008 with a potential extension through mid-2009.
     The Company has issued a press release announcing the Purchase Agreement and the amendment to the Agreement for Services. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
      Concurrently with the execution of the Purchase Agreement, the Company also entered into amendments to the License Agreement and the Distribution Agreement (each as defined below) with NBCU. NBCU, together with GE Commercial Finance - Equity, each a subsidiary of the General Electric Company, have a substantial percentage ownership in the Company and together have the right to select three of the nine members of the Company's Board of Directors.
     Amendment No. 1 to Trademark License Agreement. On November 16, 2000, the Company and National Broadcasting Company, Inc. (n/k/a NBCU) entered into a Trademark License Agreement (the “License Agreement”) giving the Company a limited exclusive, worldwide license to use certain NBCU trademarks, service marks, domain names, or logos owned by NBCU. The current term of the License Agreement was to expire on November 16, 2010. On March 28, 2007, the Company and NBCU entered into Amendment No. 1 to Trademark License Agreement (the “License Agreement Amendment”), under which NBCU agreed to extend the term of the License Agreement to May 15, 2011. NBCU also agreed to certain limitations on its right to terminate the License Agreement in the event of a change in control of the Company involving a financial buyer.
     The Company has issued a press release announcing the License Agreement Amendment. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
     Amendment No. 1 to Distribution and Marketing Agreement. On March 8, 1999, the Company and NBCU entered into a Distribution and Marketing Agreement (the “Distribution Agreement”). The Distribution Agreement provides, among other things, that NBCU has the exclusive 10-year right to negotiate on behalf of the Company for the distribution and marketing of its home shopping television programming service, and is entitled to receive certain compensation therefor, including warrants for the Company's common stock and an annual affiliate relations and marketing fee. On March 28, 2007, the Company and NBCU entered into Amendment No. 1 to the Distribution and Marketing Agreement providing for a reduction in the affiliate relations and marketing fee to a market rate.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial information

Not applicable.

(b)	Pro forma financial information
     On March 28, 2007, ValueVision Media, Inc. (the “ Company”) entered into a Membership Interest Purchase Agreement among Polo Ralph Lauren Corporation (“Polo Ralph Lauren”), Ralph Lauren Media, LLC (“Polo.com”), NBC-Lauren Media Holding, Inc., NBC Universal, Inc. (“NBCU”) and CNBC.COM LLC (the “Purchase Agreement”), and, pursuant to the terms of the Purchase Agreement, the Company sold the Company’s 12.5% membership interest in Polo.com to Polo Ralph Lauren for an aggregate purchase price of $43,750,000. Polo.com was a joint venture formed for the purpose of bringing the Ralph Lauren American lifestyle experience to consumers via multiple media platforms, including Internet, broadcast, cable and print. The Company accounted for its investment in Polo.com under the equity method of accounting.
     The following unaudited pro forma consolidated financial information for ValueVision Media, Inc. reflects the pro forma effects that the Polo.com transaction would have had on the Company’s Statement of Operations for the year ended February 4, 2006, and for the nine months ended November 4, 2006 and on its consolidated balance sheet as of November 4, 2006, (in thousands, except for per share data). The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what our financial position or results of operations actually would have been had the transactions so described occurred on the dates or for the periods indicated or to project our financial position as of any future date or results of operations for any period.
Statement of Operations for the year ended February 4, 2006:

	As
	Reported	Pro Forma
Pretax gain on sale of Polo.com investment	$—	$43,300	(A)
Equity in income from affiliates	1,383	--	(B)
Income tax provision	(762)	(104)	(C)
Income (loss) from continuing operations	(13,457)	27,344
Net income (loss) per share from continuing operations	$(0.37)	$0.73
Net income (loss) per share from continuing operations— assuming dilution	$(0.37)	$0.63
Statement of Operations for the nine months ended November 4, 2006:

	As
	Reported	Pro Forma
Pretax gain on sale of Polo.com investment	$—	$41,917	(A)
Equity in income from affiliates	2,192	--	(B)
Income tax provision (benefit)	45	883	(C)
Income (loss) from continuing operations	(5,913)	32,974
Net income (loss) per share from continuing operations	$(0.16)	$0.87
Net income (loss) per share from continuing operations— assuming dilution	$(0.16)	$0.76
Balance Sheet as of November 4, 2006:

	As
	Reported	Pro Forma
Cash, cash equivalents and short-term investments	$66,923	$110,223	(D)
Long-term investments and other assets	4,910	1,585	(E)
Total assets	350,536	390,511
Income taxes payable	45	883
Total shareholders’ equity	194,346	233,521

(A)	Adjustment for the year ended February 4, 2006 reflects a pre-tax gain computed assuming $43,750 in cash proceeds over an investment balance of $-0-, less $450 of estimated direct expense attributable to the transaction. Adjustment for the nine months ended November 4, 2006 reflects a pre-tax gain computed assuming $43,750 in cash proceeds over an investment balance of $1,383, less $450 of estimated direct expense attributable to the transaction. The pre-tax gain for each fiscal period was computed assuming the Polo.com sale transaction was consummated at the beginning of each respective period presented.

(B)	Adjustment reflects the removal of the Company’s 12.5% share of its equity in Polo.com.

(C)	Tax provision increase (tax benefit decrease) reflects a 2% effective Alternative Minimum Tax rate on the respective recorded gain.

(D)	The increase in cash, cash equivalents and short-term investments reflects $43,750 of cash proceeds received less $450 of estimated direct expense attributable to the transaction.

(E)	The decrease in investments and other assets reflects the removal of the Company's Polo.com investment balance.

     (c)   Exhibits
2	Membership Interest Purchase Agreement dated as of March 28, 2007 among Polo Ralph Lauren Corporation, Ralph Lauren Media, LLC, NBC-Lauren Media Holding, Inc., NBC Universal, Inc., CNBC.COM LLC, and ValueVision Media, Inc.

99.1	Purchase Agreement Press Release dated March 29, 2007

99.2	License Agreement Amendment Press Release dated March 29, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	ValueVision Media, Inc.
By /s/ Nathan E. Fagre
Nathan E. Fagre
Senior Vice-President and General Counsel

EXHIBIT INDEX

No.	Description	Manner of Filing
2	Membership Interest Purchase Agreement dated as of March 28, 2007 among Polo Ralph Lauren Corporation, Ralph Lauren Media, LLC, NBC-Lauren Media Holding, Inc., NBC Universal, Inc., CNBC.COM LLC, and ValueVision Media, Inc.	Filed Electronically
99.1	Purchase Agreement Press Release dated March 29, 2007.	Filed Electronically
99.2	License Agreement Amendment Press Release dated March 29, 2007.	Filed Electronically

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